EXHIBIT 10.15

eDiets.com(TM)

December 19, 2000

Mr. David J. Schofield
10453 Rio Lindo
Delray Beach, FL 33446

Dear Dave:

This will confirm that we have mutually agreed to a termination of your association with the Company on the following terms:

         (1) Your Employment Agreement shall terminate as of the date hereof;

         (2) The Company shall fully honor the terms of Section 5(b) of the Agreement and in this regard you will receive your lump sum severance payment of $150,000 within thirty (30) days of the date hereof and 83,333 of your stock options shall become vested as of the date hereof and remain exercisable for their five-year term;

         (3) You agree to and hereby resign from the Company's Board of Directors effective as of the date hereof.

Please sign below to acknowledge your agreement to the foregoing.

                                            Very truly yours,

                                            eDiets. com, Inc.

                                            /s/

                                            David R. Humble
                                            Chairman of the Board

AGREED TO:


/s/
- ---------------------------------
David J. Schofield